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                                 EXHIBIT NO. 9

                               OPINION OF COUNSEL

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                             DRUEN, RATH & DIETRICH
                                ATTORNEYS AT LAW
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43216

BRIAN M. BACON           ROBERT M. PARSONS     (614) 249-7617              TELECOPIER
THOMAS E. BARNES         THOMAS J. PRUNTE                                (614) 249-2418
ROGER A. CRAIG           JOSEPH P. RATH                           WRITER'S DIRECT DIAL NUMBER
ELIZABETH A. DAVIN       ARLENE L. REILLY
THOMAS W. DIETRICH       LUCINDA A. REYNOLDS                             (614) 249-7470
W. SIDNEY DRUEN          DANIEL R. RUPP
JEANNE A. GRIFFIN        STEVEN R. SAVINI
LEROY JOHNSTON, III      ANNE DANZA SAXON
MARK B. KOOGLER          THERESA R. SCHAEFER
WALTER R. LEAHY          W. JOSEPH SCHLEPPI
GEORGE K. MACKLIN        DAVID E. SIMAITIS
RANDALL W. MAY           KENT N. SIMMONS
M. LINDA MAZZITTI        LEE A. THORNBURY
SANDRA L. NEELY          PHILIP W. WHITAKER
PETER J. OESTERLING      DAVID L. WHITE
RANDALL L. ORR           STEVEN L. ZISSER
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Practice Limited to Nationwide Insurance Companies
and their associated companies


February 14, 1997


Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216

To the Company:

We have prepared the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Individual Deferred Variable Annuity Contracts to be sold by Nationwide Life Insurance Company ("Nationwide") and to be issued and administered through the Nationwide Variable Account-6. In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

         1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and Annuity contracts.

         2. The Nationwide Variable Account-6 has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.


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Nationwide Life Insurance Company
February 14, 1997
Page 2

         3.       The issuance and sale of the Individual Deferred Variable
                  Annuity contracts have been duly authorized by Nationwide.
                  When issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the contracts will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as the firm determining the legality of the securities being registered. In addition, we hereby attest that the securities being registered will be legally issued and will represent binding obligations of the depositor.

Very truly yours,



DRUEN, RATH & DIETRICH